                                                                    EXHIBIT 23.2



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors


Forseon Corporation:



     We consent to the use of our report dated September 18, 1998, except for note 9 which is as of March 25, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP



Los Angeles, California


May 25, 1999